As filed with the Securities and Exchange Commission on May 10, 2024
Registration Statement No. 333-
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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_____________________
COHEN & STEERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	14-1904657
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
1166 Avenue of the Americas
New York, NY 10036
Telephone: (212) 832-3232
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Francis C. Poli, Esq.
Executive Vice President and General Counsel
Cohen & Steers, Inc.
1166 Avenue of the Americas
New York, NY 10036
Telephone: (212) 832-3232
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a copy to:
Joshua Ford Bonnie
Simpson Thacher & Bartlett LLP
900 G Street, N.W.
Washington, DC 20001
Telephone: (202) 636-5500
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Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

21,065,378 Shares

Cohen & Steers, Inc.
Common Stock

Cohen & Steers, Inc. (the “Company”) may offer from time to time shares of common stock in one or more offerings. The selling stockholders identified in this prospectus may offer from time to time up to 21,065,378 shares of common stock, par value $0.01 per share, in one or more offerings. An indeterminate number of additional shares of common stock may be offered and sold by selling stockholders who may be identified in future supplements to this prospectus.
This prospectus describes the general manner in which the shares of common stock may be offered and sold by the Company and the selling stockholders. If necessary, the specific manner in which these securities may be offered and sold will be described in a supplement to this prospectus. Any prospectus supplement may also add, supplement or change the information contained in this prospectus.

The Company’s common stock is listed on the New York Stock Exchange under the symbol “CNS.” The last reported sale price of the shares of our common stock on the New York Stock Exchange on May 9, 2024, was $73.71 per share.

Investing in the Company’s securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information” below.
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Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
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The date of this prospectus is May 10, 2024.

TABLE OF CONTENTS

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The Company has not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. Neither the Company nor the selling stockholders are making an offer to sell or seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any supplement to this prospectus is accurate as of any date other than the date on the front cover of those documents. You should read all information supplementing this prospectus.
This prospectus is part of a registration statement that the Company filed with the Securities and Exchange Commission using a “shelf” registration process. Under the shelf registration process, the Company and certain selling stockholders may offer from time to time shares of common stock in one or more offerings. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.

i

COHEN & STEERS

Cohen & Steers is a leading global investment manager specializing in real assets and alternative income, including listed and private real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong, Tokyo and Singapore.
Cohen & Steers, Inc. (“CNS”) was organized as a Delaware corporation on March 17, 2004. CNS is the holding company for its direct and indirect subsidiaries, including Cohen & Steers Capital Management, Inc., Cohen & Steers Securities, LLC, Cohen & Steers UK Limited, Cohen & Steers Ireland Limited, Cohen & Steers Asia Limited, Cohen & Steers Japan Limited and Cohen & Steers Singapore Private Limited. CNS and its subsidiaries are collectively referred to as the “Company,” “we,” “us” or “our.”
Our distribution network encompasses two major channels, wealth and institutional. Our wealth channel includes registered investment advisers, wirehouses, independent and regional broker dealers and bank trusts. Our institutional channel includes sovereign wealth funds, corporate plans, insurance companies and public funds, including defined benefit and defined contribution plans, as well as other financial institutions that access our investment management services directly or through consultants and other intermediaries.
Our revenue from the wealth channel is derived from investment advisory and administration fees, as well as distribution and service fees. Our revenue from the institutional channel is derived from fees received from our clients for managing advised and subadvised accounts. Our fees are based on contractually specified rates applied to the value of the assets we manage and, in certain cases, may include a performance-based fee. Our revenue fluctuates with changes in the total value of our assets under management, which may occur as a result of market appreciation and depreciation, contributions or withdrawals from investor accounts and distributions. This revenue is recognized over the period that the assets are managed.
Our principal executive offices are located at 1166 Avenue of the Americas, New York, New York 10036, and our telephone number is (212) 832-3232.

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect management’s current views with respect to, among other things, our operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these forward-looking statements. We believe that these factors include, but are not limited to, those described under “Risk Factors” in Item 1A of our most recent Annual Report on Form 10-K and Item 1A of any subsequently filed Quarterly Reports on Form 10-Q (which documents are incorporated by reference herein), as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto. These factors are not exhaustive and should be read in conjunction with the other cautionary statements that are included in these reports. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by applicable law.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public through the SEC’s website at https://www.sec.gov. In addition, we make available free of charge on our website (https://www.cohenandsteers.com) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC.
We have filed a registration statement on Form S-3 with the SEC relating to the shares of common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document.
The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offerings of the shares of common stock by means of this prospectus are terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.
We incorporate by reference into this prospectus the following documents or information filed with the SEC:
(1)    Annual Report on Form 10-K for the year ended December 31, 2023, filed on February 23, 2024;
(2)    Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 3, 2024;
(3)    Current Reports on Form 8-K, filed on April 22, 2024, April 23, 2024 (Item 1.02 only) and May 6, 2024;
(4)    Definitive Proxy Statement on Schedule 14A, filed on March 22, 2024 (solely those portions that were incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023);
(5)    The description of shares of common stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 28, 2020; and
(6)    All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates (other than documents and information furnished and not filed in accordance with SEC rules, unless expressly stated otherwise therein).
You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at https://www.sec.gov. We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon such person’s written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from the Corporate Secretary, Cohen & Steers, Inc., at 1166 Avenue of the Americas, New York, New York 10036. You may also contact the Corporate Secretary at (212) 832-3232.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from our sale of shares of common stock pursuant to this prospectus from time to time to enhance our asset management platform, launch new products, expand distribution and for other general corporate purposes. Pending specific application of the net proceeds, we intend to invest them in short-term marketable securities.
We will not receive any proceeds from the sale of any shares of common stock offered by the selling stockholders.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 50,000,000 shares of preferred stock. The following description of our capital stock is a summary and is qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, which documents (or forms of such documents) are filed as exhibits to the registration statement of which this prospectus forms a part, and by applicable law.
Common Stock
All outstanding shares of our common stock are, and all shares of common stock to be outstanding immediately following this offering will be, fully paid and nonassessable.
Holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.
Holders of our common stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.
Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution.
Holders of our common stock do not have preemptive, subscription, redemption or conversion rights.
Preferred Stock
Our Amended and Restated Certificate of Incorporation authorizes our board of directors to establish one or more series of preferred stock (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:
•the designation of the series;
•the number of shares of the series, which our board of directors may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares then outstanding;
•whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;
•the dates at which dividends, if any, will be payable;
•the redemption rights and price or prices, if any, for shares of the series;
•the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;
•the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of our affairs;
•whether the shares of the series will be convertible into shares of any other class or series, or any other security, of us or any other corporation, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;
•restrictions on the issuance of shares of the same series or of any other class or series; and
•the voting rights, if any, of holders of the series.

We have no intention at the present time of issuing any preferred stock, and would make any determination to issue preferred stock only based on our judgment as to our best interests and the best interests of our stockholders. Moreover, our policy is that we would only issue preferred stock for capital raising purposes and would not issue preferred stock with voting or other rights that are disproportionate to the economic interests of such preferred stock. Nevertheless, we could issue a series of preferred stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of stockholders might believe to be in their best interests or in which they might receive a premium for their common stock over the market price of the common stock.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as the common stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Anti-Takeover Effects of Provisions of Delaware Law
We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:
•prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;
•upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or
•at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least 66 2⁄3% of the outstanding voting stock that is not owned by the interested stockholder.
Generally, a business combination includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an interested stockholder is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of our voting stock.
Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “CNS.”
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare Trust Company N.A.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-UNITED STATES HOLDERS

The following discussion is a summary of the material United States federal income tax consequences to a Non-United States Holder (as defined below) of the purchase, ownership and disposition of our common stock. Except where noted, this summary deals only with common stock held as a capital asset.
For purposes of this summary, a “Non-United States Holder” means a beneficial owner of our common stock (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not for United States federal income tax purposes any of the following:
•an individual who is a citizen or resident of the United States;
•a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•an estate the income of which is subject to United States federal income taxation regardless of its source; or
•a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.
This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not represent a detailed description of the United States federal income and estate tax consequences to you in light of your particular circumstances and does not address the effects of any other United States federal tax laws (such as the Medicare tax on net investment income or estate and gift tax laws) or any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.
If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or partner of a partnership holding our common stock, you should consult your tax advisors.
We will summarize any special United States federal tax considerations relevant to a particular issue of our common stock in the applicable prospectus supplement.
If you are considering the purchase of common stock, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.
Dividends
In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our common stock, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in your adjusted tax basis in your common stock, and to the extent the amount of the distribution exceeds your adjusted tax basis in your common stock, the excess will be treated as gain from the disposition of our common stock (the tax treatment of which is discussed below under “–Gain on Disposition of Common Stock”).

Dividends paid to you generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with your conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if you were a United States person as defined under the Code. If you are a foreign corporation, any such effectively connected dividends received by you may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
A Non-United States Holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalties of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-United States Holders that are pass-through entities rather than corporations or individuals.
If you are eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.
Gain on Disposition of Common Stock
Subject to the discussion of backup withholding below, any gain realized on the sale, exchange or other taxable disposition of our common stock generally will not be subject to United States federal income tax unless:
•the gain is effectively connected with your conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment);
•you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.
A Non-United States Holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the Non-United States Holder were a United States person as defined under the Code. In addition, if any Non-United States Holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such Non-United States Holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual Non-United States Holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.
Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.
Information Reporting and Backup Withholding
In general, information reporting will apply to distributions paid to you and any tax withheld with respect to such distributions. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.
You will not be subject to backup withholding for distributions paid to you if you certify under penalties of perjury that you are a Non-United States Holder (and the applicable withholding agent does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless you certify under penalties of perjury that you are a Non-United States Holder (and the payor does not have actual knowledge or reason to know that you are a United States person as defined under the Code), or you otherwise establish an exemption.
Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the IRS.
Additional Withholding Requirements
Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our common stock to (1) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA, or (ii) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (2) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA, or (ii) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “-Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our common stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our common stock.

SELLING STOCKHOLDERS

The following table and accompanying footnotes set forth the name, the number of shares of common stock beneficially owned as of May 9, 2024, the maximum number of shares of common stock that may be offered pursuant to this prospectus and the number of shares of common stock that would be beneficially owned after the sale of the maximum number of shares of common stock for each selling stockholder identified in this prospectus. Information concerning the selling stockholders may change from time to time and any such changed information will, if required, be set forth in supplements to this prospectus or post-effective amendments to the registration statement of which this prospectus is a part, as may be appropriate. In addition, an indeterminate number of additional shares of common stock may be offered and sold by other selling stockholders to be identified in future supplements to this prospectus, and/or, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part or a periodic or current report under the Exchange Act that is incorporated by reference into such registration statement and prospectus. Beneficial ownership is determined in accordance with the rules of the SEC.
For further information regarding material relationships and transactions between us and the selling stockholders, see “Item 13. Certain Relationships and Related Transactions, and Director Independence” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference in this prospectus.

	Shares Beneficially Owned		Maximum Number of Shares to be Sold Hereunder	Shares Beneficially Owned after the Sale of the Maximum Number of Shares
Name of Selling Stockholder	Number	Percentage		Number	Percentage
Robert H. Steers	88,160(1)	0.2%	153,200(2)	—	—
Martin Cohen	618,038(3)	1.2%	622,330(4)	—	—
The Robert H. Steers 2018 Revocable Trust	6,928,457(5)	13.7%	6,928,457	—	—
The Hilltop GST Non-Exempt Descendants’ Trust	3,838,897(6)	7.6%	3,838,897	—	—
The Sunnyridge GST Exempt Family Trust	950,920(7)	1.9%	950,920	—	—
Hamilton-Steers 2017 Trust FB Robert Hamilton Steers	334(8)	*	334	—	—
The Martin Cohen 2018 Revocable Trust	8,311,461(9)	16.4%	8,311,461	—	—
Michele Cohen(10)	259,779	*	259,779	—	—
___________________________
*    Less than 1%.
(1)    We have also issued restricted stock units that represent a contractual right to receive a share of common stock on a specified delivery date in the future. The number of shares of common stock set forth above does not include the restricted stock units held by Mr. Steers since Mr. Steers does not have the right to acquire the shares underlying the restricted stock units within sixty days of the original date of filing of the registration statement of which this prospectus forms a part. The number of shares of common stock set forth above does not include shares held in trust described in footnotes 5, 6, 7 and 8 below.
(2)    Includes up to an additional 65,040 shares of common stock scheduled to be delivered pursuant to outstanding restricted stock units held by Mr. Steers as of the original date of filing of the registration statement of which this prospectus forms a part. See footnote 1 above.
(3)    The number of shares of common stock set forth above includes 304 shares scheduled to be delivered pursuant to outstanding restricted stock units held by Mr. Cohen and that Mr. Cohen has the right to acquire within sixty days of the original date of filing of the registration statement of which this prospectus forms a part. The number of shares of common stock set forth above does not include the remaining restricted stock units held by Mr. Cohen described in footnote 4 below since Mr. Cohen does not have the right to acquire the shares underlying the restricted stock units within sixty days of the original date of filing of the registration statement of which this prospectus forms a part. The number of shares of common stock set forth above does not include shares held in trust described in footnote 9 below. The number of shares of common stock set forth above does not include 259,779 shares held by Michele Cohen, an immediate family member of Mr. Cohen, described in footnote 10 below.
(4)    Includes up to an additional 4,292 shares of common stock scheduled to be delivered pursuant to outstanding restricted stock units held by Mr. Cohen as of the original date of filing of the registration statement of which this prospectus forms a part. See footnote 3 above.
(5)    Mr. Steers and a member of Mr. Steers’ immediate family serve as trustees of the trust.
(6)    A member of Mr. Steers’ immediate family and an independent third party serve as trustees of the trust. Mr. Steers disclaims beneficial ownership of the shares held by this trust.
(7)    A member of Mr. Steers’ immediate family and an independent third party serve as trustees of the trust. Mr. Steers disclaims beneficial ownership of the shares held by this trust.
(8)    Mr. Steers and an independent third party serve as trustees of the trust.
(9)    Mr. Cohen and Michele Cohen serve as trustees of the trust.
(10)    Michele Cohen is an immediate family member of Mr. Cohen. The number of shares of common stock set forth above does not include shares held in trust described in footnote 9 above.

PLAN OF DISTRIBUTION

We and the selling stockholders, and their pledgees, donees, transferees or other successors in interest, may from time to time offer and sell, separately or together, some or all of the shares of common stock covered by this prospectus. Registration of the shares of common stock covered by this prospectus does not mean, however, that those shares necessarily will be offered or sold.
The shares of common stock covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods including the following:
•on the New York Stock Exchange (including through at the market offerings);
•in the over-the-counter market;
•in privately negotiated transactions;
•through broker-dealers, who may act as agents or principals;
•through one or more underwriters on a firm commitment or best-efforts basis;
•in a block trade in which a broker-dealer will attempt to sell a block of shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•through put or call option transactions relating to the shares of common stock;
•directly to one or more purchasers;
•through agents; or
•in any combination of the above or by any other legally available means.
In effecting sales, brokers or dealers engaged by us or the selling stockholders may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:
•purchases of shares of common stock by a broker-dealer as principal and resales of the shares of common stock by the broker-dealer for its account pursuant to this prospectus;
•ordinary brokerage transactions; or
•transactions in which the broker-dealer solicits purchasers on a best efforts basis.
Neither we nor the selling stockholders have entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares of common stock covered by this prospectus. At any time a particular offer of the shares of common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of the shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of common stock covered by this prospectus.
To the extent required, the applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

If we utilize a dealer in the sale of the shares of common stock being offered pursuant to this prospectus, we will sell the shares of common stock to the dealer, as principal. The dealer may then resell the shares of common stock to the public at varying prices to be determined by the dealer at the time of resale.
We or the selling stockholders may also authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase common stock from us at the public offering price set forth in the revised prospectus or prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The conditions to these contracts and the commission that we or the selling stockholders must pay for solicitation of these contracts will be described in a revised prospectus or prospectus supplement.
In connection with the sale of the shares of common stock covered by this prospectus through underwriters, underwriters may receive compensation in the form of underwriting discounts or commissions and may also receive commissions from purchasers of shares of common stock for whom they may act as agent. Underwriters may sell to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.
Any underwriters, broker-dealers or agents participating in the distribution of the shares of common stock covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act.
We and the selling stockholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers or agents may be required to make.
Certain underwriters, broker-dealers or agents who may become involved in the sale of the shares of common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive customary compensation.
Some of the shares of common stock covered by this prospectus may be sold by the selling stockholders in private transactions or under Rule 144 under the Securities Act rather than pursuant to this prospectus.

LEGAL MATTERS

The validity of the common stock offered hereby will be passed upon for us by Brian W. Heller, Esq., Senior Vice President, Corporate Counsel and Assistant Secretary of the Company.

EXPERTS
The financial statements of Cohen & Steers, Inc. incorporated by reference in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is a reasonably itemized statement of all fees and expenses incurred or expected to be incurred by the Company in connection with the issuance and distribution of the shares of common stock being registered hereby, other than underwriting discounts and commissions, if any. All amounts are estimates and remain subject to future contingencies.

SEC registration fee	$ *
Printing and engraving expenses	$ **
Legal fees and expenses	$ **
Accounting fees and expenses	$ **
Miscellaneous	$ **
Total	$ **
___________________________
*    Pursuant to Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee relating to the securities that are registered and available for sale under this registration statement.
**    These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these fees and expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.
Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys’ fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested directors or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.
Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to us or our stockholders for any breach of fiduciary duty, except to the extent provided by applicable law.
We currently maintain liability insurance for our directors and officers. Such insurance is available to our directors and officers in accordance with its terms.
Item 16. Exhibits.
Reference is made to the information contained in the Exhibit Index filed as part of this registration statement, which information is incorporated herein by reference pursuant to Rule 411 under the Securities Act.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
provided, however, that the undertakings set forth in paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in such registration statement; and
(B)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in such registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of such registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of such registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following is a complete list of exhibits filed as part of this registration statement, which are incorporated herein.

Exhibit No.	Description of Exhibit
1.1*	Form of Underwriting Agreement.

3.1
Form of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-1, as amended, originally filed with the SEC on March 30, 2004).

3.2	Amended and Restated Bylaws of the Company (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 filed with the SEC on November 4, 2022).

4.1	Form of Specimen Common Stock Certificate (incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed with the SEC on August 7, 2015).

5.1	Opinion of Brian W. Heller, Esq., Senior Vice President, Corporate Counsel and Assistant Secretary of the Company, as to the legality of the common stock being registered (filed herewith).

23.1	Consent of Deloitte & Touche LLP (filed herewith).

23.2	Consent of Brian W. Heller, Esq., Senior Vice President, Corporate Counsel and Assistant Secretary of the Company (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to the registration statement).

107	Filing Fee Table (filed herewith).
_________________________
*    To be filed, if applicable, by amendment or pursuant to a document filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on May 10, 2024.

COHEN & STEERS, INC.

By:	/s/ Joseph M. Harvey
Name: Joseph M. Harvey Title: Chief Executive Officer, President and Director

Know all persons by these presents, that the undersigned directors and officers of the Registrant, a Delaware corporation, which is filing a registration statement on Form S-3 with the Securities and Exchange Commission, Washington, D.C. 20549 under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Joseph M. Harvey, Matthew S. Stadler, Francis C. Poli and Brian W. Heller, and each of them, the individual’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign such registration statement and any or all amendments, including post-effective amendments to the registration statement, including a prospectus or an amended prospectus therein and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on May 10, 2024.

Signature	Title

/S/ Martin Cohen	Chairman and Director
Martin Cohen

/S/ Robert H. Steers	Executive Chairman and Director
Robert H. Steers

/S/ Joseph M. Harvey	Chief Executive Officer, President and Director
Joseph M. Harvey	(Principal Executive Officer)

/S/ Reena Aggarwal	Director
Reena Aggarwal

/S/ Frank T. Connor	Director
Frank T. Connor

/S/ Peter L. Rhein	Director
Peter L. Rhein

/s/ Richard P. Simon	Director
Richard P. Simon

Signature	Title

/S/ Dasha Smith	Director
Dasha Smith

/S/ Edmond D. Villani	Director
Edmond D. Villani

/S/ Matthew S. Stadler	Chief Financial Officer
Matthew S. Stadler	(Principal Financial Officer)

/S/ Elena Dulik	Chief Accounting Officer
Elena Dulik	(Principal Accounting Officer)